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                                                                     EXHIBIT 5.1



                                                                January 28, 1999




Digital Generation Systems, Inc.
875 Battery Street
San Francisco, California  94111

Gentlemen:

               We have examined the Registration Statement on Form S-3 originally filed by Digital Generation Systems, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on December 31, 1998, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 15,214,220 shares of the Company's common stock held by certain shareholders of the Company (the "Shares").

               We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including the Registration Statement, the Restated Articles of Incorporation of the Company, the Bylaws of the Company and actions by the Board of Directors of the Company.

               It is our opinion that the Shares have been validly issued, are non-assessable and are fully paid. Our opinion with respect to the Shares being sold by the shareholders of the Company being fully paid is based solely upon your written representations to us with respect to the consideration received for such Shares.

               We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                 Very truly yours,

                                 /s/ Gunderson Dettmer Stough
                                     Villeneuve Franklin & Hachigian, LLP

                                 GUNDERSON DETTMER STOUGH
                                 VILLENEUVE FRANKLIN & HACHIGIAN, LLP